Exhibit 10.2

BALTIC TRADING LIMITED

299 PARK AVENUE, 12TH FLOOR

NEW YORK, NY 10171

646-443-8550

April 30, 2015

Mr. John C. Wobensmith

Baltic Trading Limited

299 Park Avenue, 12th Floor

New York, NY 10171

Dear John:

The purpose of this letter is to confirm our understanding regarding that agreement between you and Baltic Trading Limited (the “Company”) dated December 19, 2013, as amended prior to the date hereof (the “Agreement”).  It is hereby agreed as follows:

1.  You hereby waive, and the Company also hereby waives, all rights under the Agreement, which waiver will not become effective until immediately prior to the consummation of the transactions (the “Closing”) contemplated by the Agreement and Plan of Merger, dated as of April 7, 2015, between the Company and Genco Shipping & Trading Limited.  Immediately prior to the Closing, the Agreement will be terminated and will be of no further force and effect.  If the Closing does not occur, then the Agreement will not be terminated and the waiver contained in the first sentence of this paragraph will be null and void.  Notwithstanding anything in this paragraph to the contrary, neither the waiver contained herein, nor the termination of the Agreement, will have any effect on any equity awards (such as restricted stock) granted to you prior to the date hereof, including under Sections 5(c) and 5(e) of the Agreement, and such equity awards will continue to be governed by the applicable award agreements and plan documents.

2.  This letter contains the entire understanding between the parties on the subjects covered here and supersedes all prior agreements, arrangements and understandings, whether written or oral, regarding the subjects covered here. This letter may not be changed, nor may any of their provisions be waived, orally, but may only be changed in writing signed by both parties.

3.  You agree and acknowledge that the parties hereto have been provided with the opportunity to consult with counsel regarding the provisions of this letter.

[Signature page follows.]

Very truly yours,

BALTIC TRADING LIMITED

By:	/s/ John Wobensmith
Name: John Wobensmith
Title: President and Chief Financial Officer

ACCEPTED AND AGREED TO:

/s/ John Wobensmith
John Wobensmith
Date: 4/30/15